ENCORE WIRE CORPORATION Clawback Policy Effective as of November 30, 2023 Section 1. Purpose This Clawback Policy (this “Policy”) has been adopted by the Board of Directors (the “Board”) of Encore Wire Corporation (the “Company”) effective as of November 30, 2023. This Policy is designed to comply with Section 10D of the Securities Exchange Act of 1934 (the “Exchange Act”) and with the NASDAQ Stock Market (“NASDAQ”) Listing Rule 5608 and provides for the recoupment of certain Incentive Compensation (as defined below). Section 2. Administration This Policy shall be administered by the Board or, if so designated by the Board, the Compensation Committee of the Board (the “Committee”), in which case references herein to the Board shall be deemed references to the Committee. Subject to the provisions of this Policy, the Board shall make such determinations and interpretations and take such actions in connection with this Policy as it deems necessary or advisable. All determinations and interpretations made by the Board shall be final, binding and conclusive. Section 3. Definitions i. “Accounting Restatement” means a restatement of the Company’s financial statements due to material noncompliance of the Company with any financial reporting requirement under applicable securities laws, including: (A) a restatement to correct a material error in a previously issued financial statement; or (B) a restatement to correct an immaterial error from a previously issued financial statement that would result in a material misstatement in the current-period financial statement. ii. “Covered Employee” means any current and former Executive Officers, and such other senior executives who may from time to time be deemed subject to the Policy by the Board or Committee. iii. “Excess Incentive Compensation” means the amount of Incentive Compensation received by the Covered Employee that exceeds the amount of Incentive Compensation that would have otherwise been received by the Covered Employee had it been determined based on the results of the Accounting Restatement, computed without regard to any taxes paid. iv. “Executive Officer” shall have the meaning set forth in NASDAQ Listing Rule 5608. v. “Financial Reporting Measures” are measures that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, whether presented in or outside of the Company’s financial statements, any measure derived wholly or in part from such measures (including non-GAAP measures and other measures, metrics, and ratios that are non-GAAP measures). Stock price and total shareholder return are also financial reporting measures. vi. “Incentive Compensation” means any compensation including, but not limited to: (i) annual bonuses and other short-term and long-term cash incentives; (ii) stock options; (iii) stock appreciation rights; (iv) restricted stock; (v) restricted stock units; (vi) performance shares; and (vii) performance units, in each case, that is granted, earned, or vested based wholly or in part on the attainment of any of the Financial Reporting Measures. vii. “Recovery Period” means the three (3) completed fiscal years immediately preceding the Required Accounting Restatement Date. In addition, the Recovery Period shall include any transition period (that results from a change in the Company’s fiscal year) within or immediately following the aforementioned three (3) completed fiscal years; provided, however, that a transition period between the last day of the Company’s previous fiscal year end and the first of its new fiscal year that comprises a period of nine (9) to twelve (12) months would be deemed a completed fiscal year. viii. “Required Accounting Restatement Date” means the earlier to occur of: (i) the date the Board, a committee of the Board, or the officers or officers of the Company authorized to take such action if the Board is not required, concludes, or reasonably should have concluded, that the Company is required to prepare an Accounting Restatement or (ii) the date a court, regulatory, or other legally authorized body directs to the Company to prepare an Accounting Restatement. Section 4. Persons Subject to this Policy This Policy shall apply to all Incentive Compensation received by a Covered Employee: (i) after beginning service as an Executive Officer; (ii) who served as an Executive Officer during the Recovery Period; and (iii) while the Company has a class of securities listed on a national securities exchange or a national securities association. Notwithstanding the foregoing, the Board may choose to apply this Policy, in its discretion, to Incentive Compensation received by a Covered Person during the Recovery Period even if such person did not serve as an Executive Officer during all or part of the Recovery Period. Section 5. Erroneously Awarded Incentive Compensation and Amount Subject to Clawback. In the event the Company is required to prepare an Accounting Restatement, the amount to be recovered from the Covered Employee shall be the Excess Incentive Compensation paid or awarded to a Covered Employee during the Recovery Period. For purposes of calculating the Excess Incentive Compensation amount, Incentive Compensation will be deemed received in the Company’s fiscal period during which the Financial Reporting Measure specified in the incentive- based compensation award is attained, even if the payment or grant of the Incentive Compensation occurs after the end of that period. Notwithstanding the foregoing, if the Board cannot determine the amount of Excess Incentive Compensation received by the Covered Employee directly from the information in the

Accounting Restatement, the Board will make a determination as to the amount of Excess Incentive Compensation based on a reasonable estimate of the effect of the Accounting Restatement. Section 6. Method of Recoupment The Board shall determine, in its sole discretion, the method of recovering or cancelling, as the case may be, Excess Incentive Compensation, which may include, without limitation, any one or more of the following: i. requiring reimbursement of cash Excess Incentive Compensation previously paid; ii. seeking the recovery of any gain realized on the vesting, exercise, settlement, sale, transfer, or other disposition of any equity or equity-based awards; iii. offsetting the Excess Incentive Compensation from any compensation otherwise owed by the Company to the Covered Employee; iv. cancelling outstanding vested or unvested equity awards; and/or v. taking any other remedial recovery action permitted by law, as determined by the Board. Section 7. Impracticability The Board shall recover any Excess Incentive Compensation in accordance with this Policy unless the Board concludes such recovery would be impracticable, as determined by the Board pursuant to and in accordance with Rule 10D-1 of the Exchange Act and NASDAQ Listing Rule 5608. Section 8. No Indemnification and Liability of Covered Employee The Company shall not indemnify any Covered Employee, directly or indirectly, for any losses that such Covered Employee may incur in connection with the recovery of any compensation set forth in this Policy. If a Covered Employee does not comply with any recoupment pursuant to Section 6 hereof, such Covered Employee shall be liable for, and the Company shall be entitled to recover, any costs, fees and expenses (including, without limitation, any legal fees) incurred by the Company in seeking to effect recoupment pursuant to Section 6 hereof. Section 9. Other Recoupment Rights Any applicable employment agreement, award agreement or other document setting forth the terms and conditions of any compensation covered by this Policy shall be deemed to include the restrictions imposed herein and incorporate this Policy by reference and, in the event of any inconsistency, the terms of this Policy will govern. To the extent that any applicable law or stock market or exchange rules or regulations permit or require recovery of compensation in circumstances in addition to those specified herein, nothing in this Policy will be deemed to limit or restrict the right or obligation of the Company to recover such compensation to the fullest extent permitted or required by such law, rules or regulations.

The Board shall provide notice and seek written acknowledgement of this Policy from each Covered Employee as soon as practicable after the later of (i) the Effective Date and (ii) the date on which the employee is designated as a Covered Officer; provided, however, that failure to obtain such acknowledgement shall have no impact on the enforceability of this Policy. Section 10. Interpretation; Amendment; Termination The Board may amend this Policy from time to time in its discretion and shall amend this Policy as it deems necessary to comply with the regulations adopted by the Securities and Exchange Commission under Section 10D of the Exchange Act and with NASDAQ Listing Rule 5608, or any successor regulations or rules. The Board may terminate this Policy at any time. Section 11. Enforceability If any provision of this Clawback Policy is determined to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted by applicable law and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required under applicable law. Section 12. Successors This Policy shall be binding and enforceable against all Covered Employees and their beneficiaries, heirs, executors, administrators or other legal representatives.